UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025 (July 23, 2025)

Linkhome Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42652	93-4316797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Executive Circle, Suite 100 Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-9158

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, Par Value $0.001	LHAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01 Entry into a Material Definitive Agreement.

On July 23, 2025, Linkhome Holdings Inc. (the “Company”), entered into that certain underwriting agreement (the “Underwriting Agreement”) with US Tiger Securities, Inc. (the “Underwriter”) in connection with the initial public offering (the “Offering”) of 1,500,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at an offering price to the public of $4.00 per share (the “Public Offering Price”).

Pursuant to the Underwriting Agreement, the Company also granted the underwriters a 45-day option to purchase up to 225,000 shares of Common Stock at the Public Offering Price, less the underwriting discount (the “Over-Allotment”). On July 24, 2025, the Underwriter fully exercised the Over-Allotment, which closed simultaneously with the closing of the Offering.

The Shares were offered and sold pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-280379), originally filed with the Securities and Exchange Commission on June 21, 2024 (the “Registration Statement”) and declared effective by the Commission on July 23, 2025. The Common Stock commenced trading on the Nasdaq Capital Market on July 24, 2025, under the symbol “LHAI.” The closing of the Offering took place on July 25, 2025.

The total gross proceeds from the Offering and the Over-Allotment were $6,900,000, before deducting underwriting discounts and other offering expenses associated with the Offering payable by the Company.

The Company’s officers and directors and certain holders of the outstanding shares of common stock of our Company have agreed, subject to certain exceptions and permitted transfers, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock during the 180 day period commencing from July 23, 2025.

The Underwriting Agreement contained customary representations and warranties. The foregoing descriptions of the Underwriting Agreement and lock-up agreement purport to be only summaries. The Underwriting Agreement and a form of the lock-up agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On July 24, 2025, the Company issued a press release announcing that it had priced the underwritten public offering described in Item 1.01 of this Current Report on Form 8-K. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement dated as of July 23, 2025, by and between the Company and US Tiger Securities, Inc.
10.1	Form of Lock-Up Agreement
99.1	Press Release of the Company dated as of July 24, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINKHOME HOLDINGS INC.

	By:	/s/ Zhen Qin
Zhen Qin
Chairman of the Board and Chief Executive Officer
Dated: July 28, 2025

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